UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2013

SMART ONLINE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 320 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

919-765-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Note Facility

On June 26, 2013, Smart Online, Inc., or the Company, entered into the Sixth Amendment and Agreement to Join as a Party to Convertible Secured Subordinated Note Purchase Agreement, Fourth Amendment to Convertible Secured Subordinated Promissory Notes and Fifth Amendment and Agreement to Join as a Party to Registration Rights Agreement, or the Sixth Amendment, with the holders of a majority of the aggregate outstanding principal amount of the Convertible Secured Subordinated Promissory Notes, or the Notes, issued by the Company under the Convertible Secured Subordinated Note Purchase Agreement, dated November 14, 2007, as amended (as so amended, the Note Purchase Agreement), and an additional purchaser of the notes, Grasford Investments Ltd., or Grasford (together, the Noteholders).

The Sixth Amendment amends the Note Purchase Agreement and the Registration Rights Agreement to permit the Company to sell additional Notes to Grasford (as well as existing Noteholders) in a subsequent closing and grant Grasford the same registration rights as the existing Noteholders. Grasford does not currently hold any Notes, but is the beneficial owner of approximately 40% of the Company’s outstanding common stock, par value $0.001 per share, or Common Stock.

The Sixth Amendment also changes the conversion price of the Notes to the greater of (i) $0.50 or (ii) 80% of the lowest closing price of the Company’s Common Stock on the Over-The-Counter Bulletin Board, the Nasdaq Stock Market or the principal exchange on which the Common Stock is then listed in the twelve-month period immediately preceding the date such Note is converted, and amends the Note Purchase Agreement and the Registration Rights Agreement to reflect this change in the conversion price.

The Sixth Amendment amends the Notes previously issued so that, prior to the maturity date, each Noteholder will have the option to convert all or a portion of the entire principal amount of the Notes outstanding into Common Stock immediately upon the Investor’s request, on a pro rata basis subject to the number of shares of Common Stock the Company has authorized.  If the Company has an insufficient number of authorized shares of Common Stock in connection with a particular conversion, the Noteholders may request, in writing, that the Company call a special meeting of the stockholders of the Company specifically for the purpose of increasing the number of authorized shares of Common Stock to cover the remaining portion of the Notes outstanding, as well as for certain other Company issuances, within 90 calendar days after the Company’s receipt of the Noteholders’ written request. Notwithstanding the above, the Company plans to seek stockholder approval of an increase in the number of authorized shares of Common Stock so as to allow for the full conversion of outstanding Notes by June 30, 2014 or the date of any special meeting of the Company’ stock holders, whichever is earlier.

The Sixth Amendment also increases the aggregate principal amount of the Notes authorized to be issued in subsequent closings of the sale of Notes under the Note Purchase Agreement by $10 million, from $23.3 million to $33.3 million.

The foregoing description of the Sixth Amendment is not complete and is subject to and qualified in its entirety by reference to the Sixth Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

IDB Credit Facility

On June 28, 2013, the Company extended its secured credit facility, or the Credit Facility, with Israel Discount Bank of New York, or IDB, as lender, effective as of May 31, 2013, under which the Company may, in a single borrowing pursuant to a Promissory Note dated June 6, 2013, or the IDB Promissory Note, borrow an aggregate principal amount of up to $5.0 million.  The stated maturity date of the IDB Promissory Note is May 31, 2014.  The IDB Promissory Note replaces that certain Promissory Note dated May 31, 2012 in the principal amount of $5.0 million by the Company in favor of IDB that was scheduled to mature on May 31, 2013. Under the prior note, the Company borrowed from IDB $5.0 million – the amount that remains outstanding under the new IDB Promissory Note as of June 28, 2013.

Amounts borrowed under the new IDB Promissory Note bear interest equal to the higher of (i) four percent (4.00%) or (ii) LIBOR plus 300 basis points, payable in quarterly installments commencing August 31, 2013.  The Company has agreed, pursuant to the terms of an Assignment and Pledge of Deposit Account Agreement effective as of May 31, 2013, to maintain a deposit account initially in the amount of $250,000 to cover interest payments due under the IDB Promissory Note, and has assigned and pledged to IDB all right, title and interest to that deposit account. The IDB Promissory Note provides for the acceleration of principal and payment of all other amounts payable thereunder upon the occurrence and continuation of certain events of default.

Borrowings under the IDB Promissory Note are guaranteed by Atlas Capital, SA, or Atlas, pursuant to the terms of a Guaranty in favor of IDB dated May 31, 2013. Until February 2013, Atlas was a beneficial owner of forty percent (40%) of the Company’s common stock. Atlas is currently the holder of a majority of the aggregate outstanding principal amount of the Company’s Notes.

In addition, the IDB Promissory Note is backed by an irrevocable standby letter of credit issued by UBS AG on behalf of the Company in favor of IDB.  The standby letter of credit has an expiration date of November 30, 2015.

The foregoing description of the Company’s extension of its Credit Facility is not complete and is subject to and qualified in its entirety by reference to the new IDB Promissory Note and Guaranty, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated by reference.

On June 27, 2013, the Company sold an additional Note in the principal amount of $450,000, or the New Note, to a current Noteholder upon substantially the same terms and conditions as the Company’s previously issued notes as amended by the Sixth Amendment, or the Existing Notes, the terms of which are as described in Item 1 and Exhibit 4.1 of the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2007 and November 12, 2008, under Item 2.03 of the Company’s Current Reports on Forms 8-K filed on November 21, 2008 and February 25, 2009, under Item 1.01 of the Company’s Current Report on Form 8-K filed on March 8, 2010  and under Item 1.01 of the Company’s Current Report on Form 8-K filed on June 19, 2012, which descriptions are incorporated herein by reference, and under Item 1.01 of this Current Report on Form 8-K.  The Company is obligated to pay interest on the New Note at an annualized rate of 8% payable in quarterly installments commencing September 27, 2013. As with the Existing Notes, the Company is not permitted to prepay the New Note without approval of the holders of at least a majority of the aggregate principal amount of the Notes then outstanding.

The Company plans to use the proceeds to meet ongoing working capital and capital spending requirements.

The sale of the New Note was made pursuant to an exemption from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.03 is hereby incorporated by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

The Company hereby files the following exhibits:

10.1
Sixth Amendment and Agreement to Join as a Party to Convertible Secured Subordinated Note Purchase Agreement, Fourth Amendment to Convertible Secured Subordinated Promissory Notes and Fifth Amendment and Agreement to Join as a Party to Registration Rights Agreement, dated June 26, 2013, by and among Smart Online, Inc., Grasford Investments Ltd., Atlas Capital S.A. and Crystal Management Ltd.

10.2	Promissory Note dated June 6, 2013, made by Smart Online, Inc. for the benefit of Israel Discount Bank of New York, as lender.

10.3	Guaranty dated June 6, 2013, made by Atlas Capital, SA for the benefit of Israel Discount Bank of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ONLINE, INC.

Date: July 2, 2013	By:	/s/ Gleb Mikhailov
	Name:	Gleb Mikhailov
	Title:	Chief Financial Officer